Exhibit 99.1
FOR IMMEDIATE RELEASE
PROLIANCE ANNOUNCES FIRST QUARTER RESULTS AND PROVIDES
UPDATE ON REFINANCING PROCESS
NEW HAVEN, CT, May 6, 2009 — Proliance International, Inc. (NYSE Amex: PLI) today reported net sales of $61.0 million and a net loss of $14.4 million, equal to $0.92 per share, for the first quarter ended March 31, 2009. This compares to net sales of $76.5 million and a net loss of $6.2 million, equal to $0.40 per share, in the year ago quarter.
Underlying the Company’s performance, and as previously reported, the lack of adequate financing in 2008 and the first quarter of 2009 resulted in significantly lower sales of domestic automotive and light truck heat exchange products that the Company purchases overseas. The Company believes that the lack of sufficient financing reduced total net sales by over 20% in the first quarter. In addition, first quarter 2009 results were also negatively affected by a number of additional factors, including lower than expected sales volume in the Company’s domestic automotive and light truck air conditioning business, necessitating a $0.8 million increase in reserves for excess inventory; a $1.5 million write-off of a receivable from a customer which is in the process of liquidation; restructuring costs of $0.8 million related to the reduction of personnel and infrastructure expenses in the U.S. and Mexico; and a $1.9 million write-off of previously capitalized financing costs no longer related to the refinancing process. The Company also noted that additional restructuring actions to improve future performance are expected in subsequent quarters.
While Proliance has been unable to purchase sufficient product to meet strong demand, fill rates on many products manufactured by the Company have continued to be satisfactory. A recent amendment to Proliance’s loan agreement with its senior lender, to temporarily remove remaining revolving loan blocks, is increasing the availability of funds by a limited amount, which should help to improve near-term fill rates. However, the prompt refinancing of the Company’s senior debt to provide greater liquidity is becoming increasingly critical for the successful operation of the business.
While international sales and profitability were slightly lower than the year ago period, first quarter 2009 results also reflected the negative effect of currency translation due to a stronger US dollar versus the Euro and the Mexican peso, and general softness related to the worldwide recession, offset in part by continued strength in the marine business in Europe.

Refinancing Update
The Company has, with the assistance of investment banking firms, run and continues to run, an extensive process to identify and consider all available options in an attempt to refinance its current credit agreement with the objective of providing Proliance with adequate liquidity to continue to operate its business. As a result, Proliance has received a number of indications of interest, including some refinancing proposals described in the Company’s prior communications. However, the refinancing proposals described in previous communications have not proven to be viable under today’s difficult financing conditions and all the current remaining offers contemplate a going concern sale of Proliance as part of a bankruptcy filing by the Company. While the Company would prefer a transaction outside of bankruptcy and continues to explore all other available options, it may have no other choice but to select one of these offers to preserve the business, enable it to continue to properly serve customers, improve fill rates and maximize enterprise value.
For reference, in February 2008, tornadoes destroyed most of the Company’s heat exchange product inventory and distribution facility in Southaven, MS. Proliance’s lead lender required the Company to apply a significant portion of the insurance proceeds to pay down debt under its senior indebtedness, thereby significantly reducing the Company’s liquidity and making it difficult for Proliance to finance the acquisition of product to meet sales demand. The Company promptly initiated an effort to refinance its debt and raise additional capital. However, the process has been hampered by the continued tight and chaotic credit and financial markets and other factors. The challenges faced by the Company are discussed in greater detail in the Company’s Form 10-K for the year ended December 31, 2008 and other SEC filings.
Conference Call
Proliance will host a conference call today at 9:00 AM ET with Charles E. Johnson, President and CEO, and Arlen F. Henock, CFO, to discuss the results for the first quarter ended March 31, 2009. The call will be accessible live via a webcast on Proliance’s Investor Relations Webcast page at http://www.pliii.com/39-webcasts?side or http://www.wsw.com/webcast/cc/pli2/. A webcast replay will be available shortly thereafter.
About Proliance International, Inc.
Proliance International, Inc. is a leading global manufacturer and distributor of aftermarket heat transfer and temperature control products for automotive and heavy-duty applications serving North America, Central America and Europe.

Forward Looking Statements
Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future financial performance or liquidity of the Company are subject to business conditions and growth in the general economy and automotive and truck business, the impact of competitive products and pricing, changes in customer product mix, failure to obtain new customers or retain old customers or changes in the financial stability of customers, changes in the cost of raw materials, components or finished products, the discretionary actions of its suppliers and lenders, and changes in interest rates. Such statements are based upon the current beliefs and expectations of Proliance management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this press release, the terms “anticipate,” “believe,” “efforts,” “estimate,” “expect,” “goal,” “may,” “objective,” “plan,” “possible,” “potential,” “project,” “proposal,” “pursue,” “will” and similar expressions identify forward-looking statements.
Additional factors that could cause Proliance’s results to differ materially from those described in the forward-looking statements include the effects of the financial crisis and turmoil in the capital markets, the absence of refinancing commitments, the global recession and other factors identified in Proliance’s 2008 Annual Report on Form 10-K and Proliance’s other subsequent filings with the SEC. The forward-looking statements contained in this press release are made as of the date hereof, and Proliance does not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.
Contact
Arlen F. Henock, Chief Financial Officer, Proliance International, Inc., (203) 859-3626, or Steven Anreder (steven.anreder@anreder.com) or Gary Fishman (gary.fishman@anreder.com) of Anreder & Company, (212) 532-3232

PROLIANCE INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)
(unaudited)

	Three Months
	Ended March 31,
	2009	2008
Net sales	$60,978	$76,540
Cost of sales	54,678	65,458

Gross margin	6,300	11,082
Selling, general and administrative expenses	15,237	12,831
Restructuring charges	835	172

Operating loss	(9,772)	(1,921)
Interest expense	3,020	3,736
Debt extinguishment costs	7	576
Write off of financing costs	1,905	—
Unrealized (gain) from warrant fair value adjustment	(327)	—

Loss before taxes	(14,377)	(6,233)
Income tax (benefit) provision	16	(57)

Net loss	$(14,393)	$(6,176)

Net loss per common share — basic and diluted	$(0.92)	$(0.40)

Weighted average common shares — basic and diluted	15,758	15,730

PROLIANCE INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2009	December 31, 2008
	(unaudited)
Cash and cash equivalents	$2,233	$2,444
Accounts receivable, net	45,924	57,005
Inventories, net	72,375	84,586
Other current assets	4,427	5,198
Net property, plant and equipment	21,162	21,886
Other assets	14,186	16,086

Total assets	$160,307	$187,205

Accounts payable	$62,451	$64,788
Accrued liabilities	17,414	18,546
Total debt	36,600	44,837
Warrants outstanding, at fair value	234	—
Other long-term liabilities	16,792	16,845
Stockholders’ equity	26,816	42,189

Total liabilities and stockholders’ equity	$160,307	$187,205

PROLIANCE INTERNATIONAL, INC.
SUPPLEMENTAL INFORMATION
(in thousands)
(unaudited)

	Three Months
	Ended March 31,
	2009	2008
SEGMENT DATA:
Net sales:
Domestic	$38,636	$49,717
International	22,342	26,823

Total net sales	$60,978	$76,540

Operating income (loss):
Domestic	$(6,126)	$(883)
Restructuring charges	(432)	(172)

Domestic total	(6,558)	(1,055)

International	(654)	62
Restructuring charges	(403)	—

International total	(1,057)	62

Corporate expenses	(2,157)	(928)

Total operating income (loss)	$(9,772)	$(1,921)

NET CAPITAL EXPENDITURES	$777	$1,437